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                                                                  EXHIBIT (a)(8)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9



GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.

-- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                      GIVE THE NAME AND SOCIAL
FOR THIS TYPE OF ACCOUNT:             SECURITY NUMBER OF:

1.  Individual                        The individual.

2.  Two or more individuals           The actual owner of the account or, if
    (joint account)                   combined funds, the first individual on
                                      the account. (1)

3.  Custodian account of a            The minor. (2)
    minor (Uniform Gifts to Minors
    Act)

4.  (a)  The usual revocable          The grantor-trustee. (1)
    savings trust (grantor is also
    trustee)
    (b)  So-called trust              The actual owner. (1)
    account that is not
    a legal or valid
    trust under state law

5.  Sole proprietorship               The owner. (3)

6.  A valid trust, estate or          The legal entity. (4)
    pension trust

7.  Corporate                         The corporation.

8.  Association, club,                The organization.
    religious, charitable,
    educational or other
    tax-exempt organization

9.  Partnership                       The partnership.

10. A broker or registered            The broker or nominee.
    nominee
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                                      GIVE THE NAME AND SOCIAL
FOR THIS TYPE OF ACCOUNT:             SECURITY NUMBER OF:

11.  Account with the                 The public entity.
     Department of Agriculture in
     the name of a public entity
     (such as a state or local
     government, school district,
     or prison) that receives
     agricultural program payments


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(1)    List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)    Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. United States resident aliens who cannot obtain a social security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

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PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on payments of interest, dividends and with respect to broker transactions include the following:

  -       A corporation.

  -       A financial institution.

  - An organization exempt from tax under section 501(a), or an individual retirement plan.

  -       The United States or any agency or instrumentality thereof.

  - A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

  - A foreign government, or any a political subdivision, agency or instrumentality thereof.

  - An international organization or any agency or instrumentality thereof.

  - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

  -       A real estate investment trust.

  -       A common trust fund operated by a bank under section 584(a).

  - An exempt charitable remainder trust, or a non-exempt trust described in section 4947.

  - An entity registered at all times under the Investment Company Act of 1940.

  -       A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  -       Payments to nonresident aliens subject to withholding under section
          1441.

  - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

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  -       Payments of patronage dividends not paid in money.

  -       Payments made by certain foreign organizations.

  - Payments made to a middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  -       Payments described in section 6049(b)(5) to nonresident aliens.

  -       Payments on tax-free covenant bonds under section 1451.

  -       Payments made by certain foreign organizations.

  - Payments made to a middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.


FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.


PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

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(2)       CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If
          you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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